UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2025

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (888) 895-6557

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange
9.000% Senior Notes due 2029	CIMN	New York Stock Exchange
9.250% Senior Notes due 2029	CIMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2025, Chimera Investment Corporation (“Chimera”), a Maryland corporation, entered into a Stock Purchase Agreement to acquire (the “Acquisition”) HomeXpress Mortgage Corp. (“HomeXpress”), a Delaware corporation. Pursuant to the Stock Purchase Agreement, Chimera will acquire (i) all of the outstanding equity interests in HX Holdco Corp. (“Holdco”), a Delaware corporation and parent of HomeXpress, from the Holdco Sellers as defined in the Stock Purchase Agreement, and (ii) certain equity interests in HomeXpress held by the Management Sellers as defined in the Stock Purchase Agreement (the Management Sellers and the Holdco Sellers are collectively referred to as the “Sellers”). Upon consummation of the Acquisition, Chimera will own, directly and indirectly through Holdco, 100% equity interest in HomeXpress. Immediately following the execution of the Stock Purchase Agreement, Chimera will assign the Stock Purchase Agreement to its taxable REIT subsidiary, Chimera Funding TRS LLC, a Delaware limited liability company, to acquire HomeXpress.

As consideration for the Acquisition, Chimera will pay to the Sellers a purchase price consisting of (i) cash in an amount that equals the adjusted book value of Holdco and its subsidiaries, including HomeXpress, as of the closing of the Acquisition (the “Closing”), subject to certain adjustments in accordance with the terms of the Stock Purchase Agreement, plus (ii) a premium consisting of (a) $120 million in cash and (b) 2,077,151 shares of the common stock, par value $0.01 per share, of Chimera. Chimera expects to file with the SEC a registration statement on Form S-4 to cover the issuance of the common stock portion of the purchase price.

In addition, concurrently with the execution of the Stock Purchase Agreement, Kyle Walker, HomeXpress’ current President and Chief Executive Officer, has executed an employment agreement (the “Key Employee Agreement”) to continue serving as President and Chief Executive Officer of HomeXpress following the Closing.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties and a representations and warranties insurance policy is the primary source of recourse for breaches of representations and warranties that do not relate to mortgage loans sold or held for sale by HomeXpress (for which recourse is provided through an indemnity that is limited to an escrowed amount of $5,000,000). Closing is subject to customary closing conditions (including as related to the filing of the Form S-4 and the Key Employee Agreement that is being executed in connection with the signing of the Stock Purchase Agreement remaining in full force and effect) and is expected to occur in the fourth quarter of 2025.

The Stock Purchase Agreement may be terminated by Chimera or the Sellers under certain circumstances, including, among others: (i) if the Closing has not occurred on or before December 31, 2025 (unless extended by the parties in accordance with the terms of the Stock Purchase Agreement); (ii) upon an uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied; or (iii) certain circumstances relating to governmental and regulatory matters.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected timing of the closing of Chimera’s acquisition of HomeXpress and the expected impact (including as related to Chimera’s future earnings) of the transaction. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of HomeXpress to be delayed or not consummated; the potential that Chimera may not fully realize the expected benefits of the acquisition of HomeXpress, including the potential financial impact; our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of The Palisades Group in 2024 and the proposed acquisition of HomeXpress; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are advised that any financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by Chimera’s independent auditors.

Item 7.01.	Regulation FD Disclosure.

A copy of Chimera’s press release (the “Press Release”) announcing the matters described under Item 1.01 above is attached hereto and furnished as Exhibit 99.1.

A copy of Chimera’s investor presentation information (the “Investor Presentation”) related to the matters described under Item 1.01 above is attached here to and furnished as Exhibit 99.2.

The Press Release and the Investor Presentation are each being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated June 11, 2025, by and among Chimera Investment Corporation and the Sellers and their Representatives, each as defined therein.

99.1	Press Release, dated June 12, 2025.

99.2	Overview of Definitive Agreement to Acquire HomeXpress Mortgage Corp, dated June 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: June 12, 2025	By:	/s/ Phillip J. Kardis II
Phillip J. Kardis II
President and Chief Executive Officer